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EXHIBIT 10.28

                              TERMINATION AGREEMENT

         This Termination Agreement ("AGREEMENT") is entered into as of November 13, 2003 (the "EFFECTIVE DATE") between SVI Solutions, Inc., a Delaware corporation ("SVI") located at 5067 Palmer Way, Carlsbad, California 92008, on behalf of itself and its subsidiaries (collectively "SVI"), and Toys "R" Us, Inc. ("CUSTOMER"), a Delaware corporation located at 461 From Road, Paramus, New Jersey 07652. SVI and Customer shall collectively be referred to as the "PARTIES."

         1. RECITALS. This Agreement is made with reference to the following recital of essential facts:

                  1.1. Effective May 29, 2002, SVI and Customer entered into a Development Agreement (the "DEVELOPMENT AGREEMENT");

                  1.2. SVI and Customer entered into a Purchase Agreement dated May 29, 2002 (the "PURCHASE AGREEMENT");

                  1.3. Pursuant to the Purchase Agreement, SVI issued to Customer a warrant (the "WARRANT") to purchase 2,500,000 shares of common stock of SVI;

                  1.4. Pursuant to the Development Agreement, the Parties entered into a Preferred Escrow Agreement with DSI Technology Escrow Services dated May 29, 2002 (the "PREFERRED ESCROW AGREEMENT").

                  1.5. Pursuant to the Purchase Agreement, SVI issued to Customer a Convertible Note (the "Note"), in aggregate principal amount of $1,382,602.00, which Note is convertible into shares of common stock of SVI.

                  1.6. The Parties have agreed to terminate the Development Agreement and Preferred Escrow Agreement in exchange for the cancellation of the Warrant and the Note and certain other consideration, on the terms and conditions set forth in this Agreement.

                  1.7. The Parties wish to release each other in relation to all claims arising prior to this Agreement.

         2. DEFINITIONS.

         "AFFILIATE" means any person or entity that (i) controls, or is under common control with, or is controlled by, Customer, or (ii) has entered into an agreement with Customer (including without limitation a joint venture agreement) for the purpose of conducting Licensed Toys "R" Us Operations. As used in this definition, "control" means an equity ownership of at least fifty (50) percent.

         "Deliverables" shall mean such Software and related Documentation SVI has delivered to Customer under this Agreement prior to the Effective Date.

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         "Documentation" shall mean such documentation in any form or media that
SVI reasonably determines is necessary or desirable to enable Customer to use the Software and/or any available Updates thereto, including without limitation the documentation described on EXHIBIT 1 hereto.

          "LICENSED TOYS "R" US OPERATIONS" means any retail operations by a third party authorized to use the "Toys "R" Us" brand name, or any other store name or trade name used by Customer or an Affiliate, whether in English or a different language.

          "PROFESSIONAL SERVICES" shall be the types of services offered by SVI as described in Section 7.1 below.

          "SOFTWARE" shall mean the software and related items as described in
EXHIBIT 2 and delivered to Customer under the Development Agreement and any Update.

          "UPDATES" shall mean modifications, debugging, fixes, updates, upgrades, enhancements, improvements and derivative works to the Software, which shall be included in the definition of "Software."

         3. TERMINATION OF DEVELOPMENT AGREEMENT AND PREFERRED ESCROW AGREEMENT.

                  3.1. The Development Agreement is hereby terminated and is of no further force and effect, except to the extent provided in this Section 3, and the Parties are released and relieved of their respective rights and obligations under the Development Agreement. Customer shall be deemed to have irrevocably accepted all Deliverables delivered by SVI prior to the Effective Date.

                  3.2. Not later than the Effective Date, SVI shall cause the escrow agent under the Preferred Escrow Agreement to deliver to Customer all Deposit Materials (as defined in the Preferred Escrow Agreement). SVI hereby authorizes Customer to notify the escrow agent on SVI's behalf to deliver the Deposit Materials to Customer. Following Customer's receipt of the Deposit Materials, the Preferred Development Agreement shall be terminated and of no further force and effect, except to the extent provided in this Section 3, and the Parties are released and relieved of their respective rights and obligations under the Preferred Escrow Agreement. SVI shall take such further action as requested by Customer to effectuate the delivery of all Deposit Materials.

                  3.3. SVI grants to Customer a perpetual, worldwide, non-transferable, non-exclusive right and license, in all cases for Customer's internal purposes only, to use, copy, publish, display, perform and make Updates to the Software. Such license covers all (i) patents, copyrights, trade secrets and other intellectual property rights, (ii) object code and all Source Materials (as hereinafter defined), and (iii) third-party rights relating to the Deliverables, if any.

                  3.4 EXCEPT FOR THE EXPRESS WARRANTIES AND UNDERTAKINGS SETS FORTH IN THIS AGREEMENT, SVI DISCLAIMS ALL WARRANTIES RESPECTING THE SOFTWARE AND ALL SERVICES PROVIDED UNDER THIS AGREEMENT OR ANY OF THE PRIOR AGREEMENTS,

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INCLUDING ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED
MERCHANTABILITY AND FITNESS FOR THE PARTICULAR PURPOSE. IN NO EVENT SHALL SVI BE LIABLE FOR ANY INDIRECT EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE USE OR PERFORMANCE OF THE SOFTWARE OR ANY COMPONENT THEREOF, HOWEVER CAUSED EVEN IF SVI HAD BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. CUSTOMER WARRANTS AND REPRESENTS TO SVI THAT IT HAS FULLY INVESTIGATED ALL ELEMENTS OF THE SOFTWARE TO ITS SATISFACTION AND HAS DETERMINED THAT THE SOFTWARE IS SUITABLE FOR CUSTOMER'S PURPOSES.

                  3.5. The license granted in Section 3.2 may be sublicensed, in whole or in part, at any time and from time to time, to Customer's Affiliates or Customer's Licensed Toys "R" Us Operations (and/or, to the extent a sublicense is required by such third-party use, any third parties solely for the purpose of assisting Customer in Updating the Deliverables or providing other services with respect thereto), without the prior consent of SVI, (the foregoing, "SUBLICENSEES"). The Customer may also transfer the license granted to it pursuant to this Agreement, in whole or in part to a person or entity that acquires all or substantially all of Customer's business that uses the Software, whether by merger, acquisition of assets or stock or other similar means, without the prior consent of SVI.

                  3.6. Customer and Sublicensees may install the Software and Updates on as many IBM AS/400 CPUs and successor AS/400 CPUs (collectively, the "SPECIFIED CPUS") for use by an unlimited number of users at as many of Customer's and Sublicensee's locations as Customer or Sublicensees desire to support the business operations of Customer or Sublicensees' Licensed Toys "R" Us Operations, as the case may be. Customer may create and hold a reasonable number of back-up copies of the Software and Updates at any given time, reasonably consistent with Customer's normal back-up policies and procedures.

                  3.7. In order to protect SVI's trade secrets and copyrights in the Software and any Updates, Customer agrees to reproduce and incorporate SVI's copyright notice below in any copies made by Customer, including partial copies in any form: [Program property of SVI, Inc. This work contains trade secrets deemed valuable and proprietary to SVI. Unauthorized use is prohibited. (C) [year of publication] SVI, Inc. All rights reserved.]

                  3.8. All Software, any Updates and all copies thereof are the intellectual property of SVI. All applicable proprietary and intellectual property rights, copyrights, trademarks, and trade secrets in the Software are and will remain with and in SVI. Except as provided in this Agreement, Customer shall not use, copy, distribute, sell, transfer, publish, disclose, display or otherwise make available any Software, Updates or copies thereof to others. Customer shall own all physical and tangible items comprising the Software and all information stored or cached therein or transmitted, processed or routed thereby. Customer agrees that the Software, Updates and copies thereof shall be deemed "Confidential Information" in accordance with Section 10.

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                  3.9. All applicable proprietary and intellectual property
rights, copyrights, trademarks and trade secrets in all Documentation shall remain with SVI. Customer agrees to take reasonable steps to:

                           (a) secure and protect the confidentiality of any
Confidential Information in such Documentation in accordance with Section 10;

                           (b) not copy any Confidential Information in such
Documentation except in accordance with Section 10;

                           (c) use such Documentation only as permitted by this
Agreement; and

                           (d) not sell, transfer or otherwise make such
documentation available to others, except as permitted by this Agreement.

                  3.10. SVI will not be responsible for any Software problems resulting directly or indirectly from (i) Customer modifications or Updates to the Software not performed at SVI's direction or supervision, (ii) incompatibility of any equipment not specified as compatible or approved by SVI, or (iii) the installation of any Software or Updates that is not by or on behalf of SVI or its authorized agents.

                  3.11. Customer warrants and represents to SVI that Customer has not previously (i) assigned, transferred, purported to assign or transfer to any person, firm, corporation or entity the Development Agreement, (ii) exercised or purported to exercise any rights or privileges under the Development Agreement, or (iii) licensed any right or interest in the Development Agreement or licensed, sublicensed, sold, assigned or otherwise transferred any right to the Software, or any part thereof, or any Update, or any part thereof, in each case in violation of the Development Agreement.

         4. TERMINATION OF THE PURCHASE AGREEMENT.

                  4.1. The Purchase Agreement is hereby deemed terminated and of no force and effect except with respect to the provisions of Section 12 of the Purchase Agreement which shall remain in full force and effect to the extent provided in Section 24. Customer shall not be entitled to a refund or repayment of any amount paid by Customer to SVI under the Purchase Agreement.

                  4.2. Customer warrants and represents to SVI that Customer has not previously (i) assigned, transferred, purported to assign or transfer to any person, firm, corporation or entity the Purchase Agreement or any right or interest in the Purchase Agreement, or (ii) exercised or purported to exercise any rights or privileges under the Purchase Agreement.

         5. CANCELLATION OF THE NOTE.

                  5.1. Concurrent with the execution of this Agreement, the Note shall be cancelled and of no force and effect. Customer hereby irrevocably waives, renounces, assigns and transfers in favor of and to SVI any right, claim, interest, share, entitlement, equity or other benefit or interest with respect to or arising from the Note. Upon execution of this Agreement, Customer

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shall deliver to SVI the Note, together with instruments of transfer, executed by Customer.

                  5.2. Customer warrants and represents to SVI that Customer (i) has not previously assigned, transferred, purported to assign or transfer to any person, firm, corporation or entity the Note or any interest in the Note, (ii) is the sole record owner of the Note and that the Note is free and clear of all liens, encumbrance, security interests, right of first refusal or other similar restrictions, and (iii) has not exercised or purported to exercise any rights or privileges under the Note.

         6. CANCELLATION OF THE WARRANT.

                  6.1. Concurrent with the execution of this Agreement, the Warrant shall be cancelled and of no force and effect. Customer hereby irrevocably waives, renounces, assigns and transfers in favor of and to SVI any right, claim, interest, share, entitlement, equity or other benefit or interest with respect to or arising from the Warrant. Upon execution of this Agreement, Customer shall deliver to SVI the Warrant, together with an instrument of transfer, executed by Customer.

                  6.2. Customer warrants and represents to SVI that Customer (i) has not previously assigned, transferred, purported to assign or transfer to any person, firm, corporation or entity the Warrant or any interest in the Warrant,
(ii) is the sole record owner of the Warrant and that the Warrant is free and clear of all liens, encumbrance, security interests, right of first refusal or other similar restrictions, and (iii) has not exercised or purported to exercise any rights or privileges under the Warrant.

         7. NO ADDITIONAL PAYMENTS BY CUSTOMER. The parties here agree that the Customer does not owe any amounts to SVI for services rendered and that SVI has been paid in full for such services.

         8. REPRESENTATIONS/WARRANTIES/DISCLAIMERS/LIMITATION OF LIABILITY.

                  8.1. Each party represents, warrants and covenants that: (i) it is a corporation duly incorporated and validly existing and in good standing under the laws of its respective state of incorporation; (ii) it has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (iii) it has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby; and to perform its obligations hereunder; (iv) this Agreement has been duly executed and delivered by both parties; (v) it is aware of no obligation, legal or otherwise, which is inconsistent with its obligations under this Agreement; and
(vi) performance of its obligations under this Agreement will not violate any law, rule, regulation, or any proprietary or other right of a third party.

                  8.2. SVI represents, warrants and covenants that it is sole owner of, or has obtained all necessary rights to use and for Customer to use all intellectual property and other rights relating to the Deliverables, the Professional Services and SVI's performance of its obligations hereunder, and Customer's use of the foregoing hereunder shall not infringe or violate any

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rights of a third party. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SVI
EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SOFTWARE AND/OR THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  8.3. Except with respect to the parties' indemnification obligations hereunder, in no event shall SVI's cumulative liability for any claim arising in connection with this Agreement exceed the total fees and charges paid to SVI by Customer during the preceding twelve (12) months before the Effective Date. In no event shall either party be liable for any indirect, consequential, special, exemplary, or incidental damages of whatever kind arising in its performance hereunder.

                  8.4 Except for an action arising from a breach by SVI of the representation set forth in Section 8.2 above, no action, whether based in contract, strict liability, or tort, including any action based on negligence, arising out of the performance of services under this Agreement, may be brought by either party more than one year after such cause of action accrued.

         9. ASSIGNMENT.

                  9.1. Neither party shall assign any of its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of the other party; provided the Customer may assign this Agreement to any of its Affiliates or pursuant to a "change of control." "Change of control" means either (i) the sale or transfer of all or substantially all of a party's assets to any person or group of persons; or (ii) the acquisition of a party by another person by means of any transaction or series of related transactions (including any reorganization, merger or consolidation, whether of a party with or into any other person or persons or of any other person or persons with or into a party).

         10. CONFIDENTIALITY.

                  10.1. It is anticipated that Customer and SVI, in the course of carrying out their respective responsibilities under this Agreement, will consult with the other party's personnel about, or receive certain of, the other party's confidential business and technical information ("CONFIDENTIAL INFORMATION"). Customer and SVI agree to keep confidential and, without the other party's prior written consent, will not use and will not disclose to any person or entity, other than its employees (and consultants or third-party service providers, subject to reasonable confidentiality agreements) who reasonably need to know same to perform such party's obligations hereunder, any Confidential Information.

                  10.2. The foregoing obligations of this Section 10 will not apply to any information or data that (1) at the time of disclosure or use by the recipient is known or available to the general public by publication or otherwise (other than as a result of a breach of this Section 11); (2) is known by the recipient at the time of receiving such information; (3) is made public by the disclosing party; (4) is developed independently by the recipient prior to the date of disclosure by the disclosing party; (5) is acquired by the

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recipient from a third party who independently and rightfully developed or acquired the information or data and was under no duty to refrain from its disclosure; or (6) is required to be disclosed by law, court order, regulation or judicial process, PROVIDED THAT the receiving party shall give prompt notice of any such requirement to the disclosing party, disclose no more information than is so required and cooperate with all efforts by the disclosing party to receive a protective order or similar confidential treatment.

                  10.3. Customer shall not, and shall not knowingly allow any other party to, reverse assemble or reverse compile the Software or any Update for any purpose, except as permitted by this Agreement.

                  10.4. Either Customer or SVI may specifically enforce any agreement contained in this Section 10 through an injunction or otherwise (in accordance with Sections 22 and 26), in the event of breach or threatened breach by the other. Such remedies will be in addition to all others that may be available.

         11. NON-SOLICITATION OF STAFF.

                  11.1. For a period of twelve (12) months from the Effective Date, neither party shall solicit for employment any employee of the other engaged in the performance of this Agreement unless agreed in writing by the other party. Notwithstanding the foregoing, Customer may immediately solicit for employment any employee of SVI or its affiliates following SVI's liquidation in bankruptcy. "SOLICIT" shall not include offers of employment or recruitment to the general public or industry, to which a party's employee may respond of his or her own volition without violating this Section 11.1, or any receipt of employment inquires by the other party's employee of such employee's own initiative and volition.

                  11.2. Each party's estimate of the damage that a breach of the above paragraph would have upon its business is herein quantified as liquidated damages in the amount of prior years' total compensation for the individual in question. Each party accepts that these are reasonable estimates of loss and agrees to pay the same upon demand in the event of its breach of this clause.

         12. LAW. All questions concerning the validity, operation, interpretation and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of California (irrespective of its choice of law principles).

         13. ARBITRATION.

                  13.1. Except as specifically modified by this paragraph, and excepting matters involving provisional remedies as set forth below, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration to be held before a single arbitrator in San Diego, California before and in accordance with the commercial arbitration rules of the American Arbitration Association. If the claims at issue exceed $500,000.00, exclusive of interest and attorneys' fees, such commercial arbitration rules shall include the supplementary procedures for large, complex cases and the

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number of arbitrators shall be three. In all cases, the arbitrators shall be members of the State Bar of California, actively engaged in the practice of law for at least 10 years, or a retired member of the state or federal judiciary.

                  13.2. This provisions of this paragraph shall be construed as independent of any other covenant or provision of this Agreement; provided that if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

                  13.3. Nothing in this Section 13 shall prevent a party from applying to a court of competent jurisdiction for temporary or preliminary injunctive relief pending the outcome of the arbitration in Section 13. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable.

                  13.4. This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement.

         14. NO WAIVER. The waiver by either party of a particular breach of this Agreement by the other shall not be construed or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

         15. BANKRUPTCY.

                  15.1. In the event of any bankruptcy of SVI, its affiliates or subsidiaries, the parties acknowledge and agree that the licensed rights hereunder are fundamentally in the nature of "intellectual property" as defined in the Bankruptcy Code; that Customer's continued enjoyment of all licensed rights is fundamental to the basic license hereunder; and therefore all licensed rights should be deemed intellectual property subject to Customer's rights under
Section 365(n) of the Bankruptcy Code.

                  15.2. The parties agree that upon any election by Customer pursuant to Section 365(n)(1)(B) of the Bankruptcy Code, that Customer shall be entitled to, on its own or through Sublicensees, employees, contractors, agents or otherwise, use, copy, distribute, make derivative works based upon, publish, display, perform and create Updates based upon the rights licensed hereunder.

                  15.3. In the event of a bankruptcy of any third party with rights in any Deliverable, SVI shall refrain from exercising any rights under
Section 365(n) without Customer's prior written consent and SVI shall, at its sole cost and expense, file and prosecute such motions, applications and pleadings and take all such actions under Section 365(n) of the Bankruptcy Code to protect and preserve Customer's rights hereunder as Customer may direct from time to time.

Without limiting Customer's rights under the foregoing, solely in the event SVI fails to perform any of its obligations described in this Section 15.3, SVI hereby irrevocably constitutes and appoints Customer and any officer or agent of Customer, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and

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stead of SVI and in the name of SVI or in its own name, to take (in Customer's sole and absolute discretion) any and all actions described in Section 15.3 to protect SVI and/or Customer's rights to the intellectual property hereunder, including without limitation (i) commencing any and all necessary actions or suits at law or in equity in any court of competent jurisdiction connection with SVI's rights to the intellectual property or any election under Section 365(n) of the Bankruptcy Code, or (ii) defending or compromising or adjusting suits at law or in equity in any court of competent jurisdiction in connection with SVI's rights to the intellectual property or any election under Section 365(n) of the Bankruptcy Code. SVI shall reimburse Customer for Customer's cost and expenses in taking any action pursuant to this Section 15.3.

         16. PRESS RELEASES. Subject to SVI's obligations to comply with applicable laws and regulations, including without limitation applicable securities' laws; provided SVI shall provide Customer with prompt written notice of any such obligations and shall take no actions beyond the scope of such obligations, SVI will receive Customer's approval in its reasonable discretion before (i) releasing any press release that provides any information regarding Customer and/or this Agreement or (ii) including Customer's name on any published list of customers. Neither party shall use the name, logos, service marks, trademarks and identity of the other (and SVI shall not use those of Customer's Sublicensees) in publicity, advertising, or any similar activity, without the prior written consent of the other.

         17. ATTORNEYS' FEES. In the event any arbitration is initiated by any party pursuant to Section 13, the prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorneys' fees relating thereto or arising therefrom. Any judgment upon an arbitration award pursuant to Section 13 shall contain a specific provision for the recovery of the foregoing.

         18. SCOPE OF AGREEMENT/AMENDMENT. Each Party has read this Agreement, understands it, and agrees to be bound by its terms. Except as provided in this
Section 18, this Agreement is the complete and exclusive statement of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and other communications between the parties (and their predecessors and affiliates) relating hereto including (i) the Professional Services Agreement and related Schedules dated July 10, 2001 between SVI and Customer, and (ii) the Development Agreement, Purchase Agreement, Note and Warrant. The foregoing shall not be deemed to apply to or supersede the License Agreement between Island Pacific Systems Corp. and Customer, including all attachments thereto, dated May 20, 1999. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

         19. VENUE AND JURISDICTION. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of San Diego, California.

         20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

         21. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

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         22. HEADINGS. The headings of the Sections of this Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement.

         23. PARTIAL INVALIDITY. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

         24. DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

         25. NOTICES. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addresses or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified below, or at such other address as shell be specified by like notice:

                      If to SVI:

                      SVI, Inc.
                      5607 Palmer Way
                      Carlsbad, CA  92008
                      Attention:  Barry Schechter, Chief Executive Officer
                      Facsimile:  (760) 496-0285

                      with a copy to:

                      Solomon Ward Seidenwurm & Smith, LLP
                      401 B Street, Suite 1200
                      San Diego, California 92101
                      Attention:  Norman L. Smith
                      Facsimile:  (619) 231-4755

                      If to Customer:

                      Toys "R" Us
                      One Geoffrey Way
                      Wayne, NJ 07470
                      Attention:  General Counsel
                      Facsimile:  (973) 617-4043

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         26. INDEMNITY.

                  26.1. Each party agrees to indemnify, defend and hold harmless the other party and its affiliates (and Sublicensees, with respect to Customer) and their officers, directors, shareholders, employees and agents from any third party loss, claim, liability, award, judgment, damage, settlement, cost or expense (including reasonable attorney's fees and costs of suit) ("LOSS") arising out of or relating to such party's, breach of any representation, warranty or covenant contained in this Agreement or failure to perform any obligation under this Agreement.

                  26.2. The indemnified party agrees to notify the indemnifying party promptly of any potential indemnified claim and to cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense and settlement thereof. Neither party shall settle or compromise an indemnified claim any way that impairs or jeopardizes the other party's rights or subjects the other party to liability without such party's prior written consent, which shall not be unreasonably withheld.

                  26.3. If Customer's or its Sublicensees' or permitted transferee's use of one or more Deliverables infringes any patent, copyright, trade secret or other intellectual property right of a third party ("Third Party IP Right"), SVI shall, at its sole cost and expense, as soon as practicable, but in no event later than 30 days from the date SVI knows or becomes aware of such infringement, either (i) acquire for Customer, the Sublicensee or permitted transferee the right to continue to use such Deliverable in accordance with the terms hereof, or (ii) provide Customer, Sublicensee or permitted transferee with another software product which will perform in an equivalent manner that does not infringe any rights of any third party.

                  26.4 Customer agrees to indemnify, defend and hold harmless SVI and its Affiliates and their respective officers, directors, shareholders, employees and agents from any Loss which arises from or relates to use of the Software or any updates by Customer's Affiliates or licensed Toys R Us operations (and/or any third party use of the Software authorized by Customer).

         27. RELEASE.

                  27.1. In consideration of the mutual execution of this Agreement and the mutual agreement to be legally bound by its terms, each party, on behalf of itself and its Affiliates, subsidiaries, parents, members, directors, officers, employees, agents, representatives, heirs, assigns, predecessors and/or successors (the "RELATED PARTIES"), hereby releases, acquits and forever discharges the other party hereto and its Related Parties of and from any and all claims, demands, actions, suits, debts, liabilities, losses, attorney's fees, expenses, judgments, settlements and other damages or costs of whatever nature, known or unknown, as may exist between the parties and/or their Related Parties as of the date hereof (the "CLAIMS"), including claims arising out of, derived from, predicated upon or relating to (a) the Professional Services Agreement and related Schedules dated July 10, 2001 between SVI Retail, Inc. and/or its Affiliates and Purchaser and prior service and/or modification agreements between SVI Retail, Inc. and/or its Affiliates and Purchaser (the

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

"SUPERSEDED Documents"), and (b) the Development Agreement, Purchase Agreement, Note and Warrant, but excluding any Claims covered under or arising from this Agreement or the Preferred Escrow Agreement, as amended, including Claims pursuant to Section 3.4 and 3.5 hereof.

                  27.2. With respect to the Claims, each party hereby expressly waives the provisions of California Civil Code section 1542 (or any equivalent statute or law in applicable jurisdictions), which reads:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in the creditor's favor at the time of executing the release, which if known by creditor must have materially affected his settlement with the debtor."

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

         IN WITNESS WHEREOF, SVI and Customer have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



ISLAND PACIFIC, INC.                       TOYS "R" US, INC.


By /S/ Harvey Braun                        By /S/ John Halohan
   -----------------------------------        ----------------------------------

Name   Harvey Braun                        Name   John Halohan
     ---------------------------------           -------------------------------

Title  Chief Executive                     Title  Executive V.P.-CIO
     ---------------------------------           -------------------------------

Date   November 13, 2003                   Date   October 30, 2003
     ---------------------------------           -------------------------------

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

                                    Exhibit 1

                                  Documentation
                                  -------------

                                    Exhibit 2

                 Software Delivered Under Development Agreement
                 ----------------------------------------------


                                       15